UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2026

Applied Optoelectronics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36083	76-0533927
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13139 Jess Pirtle Blvd.
Sugar Land, Texas 77478

(Address of principal executive offices and zip code)

(281) 295-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par value $0.001	AAOI	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 25, 2026, Applied Optoelectronics, Inc. (the “Company”) entered into a Standard Form of Agreement Between Owner and Design-Builder (AIA Document A141–2024), together with the related exhibits package (collectively, the “Design-Build Agreement”), with LCC3 Solution Inc. (the “Design-Builder”). Pursuant to the Design-Build Agreement, the Design-Builder will provide design-build services for the Company’s OMD 3 (FAB4) cleanroom construction project located at 11555 North Spectrum Blvd., Houston, Texas 77047 (the “Project”).

The Project consists of the design-build of approximately 195,591 square feet of ISO Class 6-certified cleanroom space, 36,500 square feet of office space, and 73,780 square feet of space designated for shipping and receiving, quality and reliability testing, and inventory operations. The scope of the Project includes design, engineering, procurement, construction, testing, commissioning, and related closeout activities.

The total contract amount for the Project is approximately $94.1 million, inclusive of design, construction, and related professional services, as set forth in the Design-Build Agreement. Payments under the Design-Build Agreement are generally based on progress, with 10% retainage withheld from each pay application and released upon final completion, subject to final acceptance and completion of punch list items. Pay applications are submitted monthly, and payments are due within 15 days after the Company’s receipt of a properly completed pay application.

The Design-Build Agreement provides for liquidated damages in the event of delays in achieving specified key milestones or substantial completion, subject to contractual adjustments and conditions, with aggregate liquidated damages capped at $4.9 million.

The Design-Build Agreement also provides that the Design-Builder may be eligible to earn certain incentives, subject to the terms and conditions set forth therein, including (i) schedule-based incentives tied to the timely achievement of specified key milestones of up to $6.0 million and (ii) performance-based incentives, including up to $4.9 million tied to cleanroom validation testing and up to $4.9 million tied to warranty performance.

The Project has a targeted Substantial Completion date of January 10, 2027.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Lease Agreement is incorporated by reference into Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Standard Form of Agreement Between Owner and Design-Builder (AIA Document A141–2024), executed as of June 25, 2026, by and between Applied Optoelectronics, Inc. and LCC3 Solution Inc.

10.2*	Exhibits to Design-Build Contract Between Owner and Design-Builder, executed as of June 25, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2026	APPLIED OPTOELECTRONICS, INC.

	By:	/s/ David C. Kuo
	Name	David C. Kuo
	Title:	Senior Vice President and Chief Legal Officer

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